Exhibit 35.1

SERVICER COMPLIANCE STATEMENT

In connection with the Annual Report on Form 10-K of Santander Drive Auto Receivables Trust 2020-2 for the fiscal year ended December 31, 2022, (the “Report”), the undersigned, a duly authorized officer of Santander Consumer USA Inc. (the “Servicer”), does hereby certify and represent that:

1.

A review of the activities and performance of the Servicer under the Sale and Servicing Agreement, dated as of July 22, 2020, among Santander Drive Auto Receivables LLC, Santander Consumer USA Inc., Santander Drive Auto Receivables Trust 2020-2 and Wells Fargo Bank, National Association (the “Agreement”) during the period that is the subject of the Report has been made under my supervision.

2.

To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

SANTANDER CONSUMER USA INC.

By:	/s/ Marc Womack
Name:	Marc Womack
Title:	EVP, Head of Operations
Date:	March 31, 2023

By:	/s/ Vikas Gupta
Name:	Vikas Gupta
Title:	Treasurer
Date:	March 31, 2023